LOCK-UP AGREEMENT


          THIS LOCK-UP AGREEMENT (this "Agreement"), is made as of March 22, 2000 by and among Acadia Realty Trust (the "Company") and Carnegie Corporation of New York, Five Arrows Realty Securities LLC, Harvard Private Capital Realty, Inc., Howard Hughes Medical Institute, The Board of Trustees of the Leland Stanford Junior University, The Vanderbilt University, TRW Master Trust, Yale University, Yale University Retirement Plan for Staff Employees and RD New York VI, LLC ("RDNY") (collectively, the "Shareholders").

                                   BACKGROUND

          The Shareholders hold the respective common shares of beneficial interest of the Company (the "Shares") set forth opposite their name on Schedule A (the "Lock-Up Shares").

          The Shareholders have been partners in the following partnerships: RD Properties, L.P. VI ("RDVI"), RD Properties, L.P. VIA ("RDVIA"), and RD Properties, L.P. VIB ("RDVIB") (collectively, the "Partnerships").

          The Partnerships and RDNY, together with other signatories, are parties to a Registration and Lock-up Agreement dated August 12, 1998 which contains provisions, among others, restricting the sale of the Lock-Up Shares (other than those Shares acquired subsequent to August 12, 1998 (the "Post-Closing Shares")) and providing for the registration of the Lock-Up Shares (other than the Post-Closing Shares) (as such registration provisions are amended on or before the date of this Agreement to extend the Company's registration obligations to December 28, 2003 (i.e. the date which is 36 months after the outside expiration date of the Lock-Up (defined below))) (the "Registration Rights Agreement").

          The Partnerships are governed by the following agreements (collectively, the "Partnership Agreement(s)"): (1) RDVI: Second Amended and Restated Agreement of Limited Partnership dated January 1, 1998; (2) RDVIA:
Agreement of Limited Partnership dated May 6, 1998 and (3) RDVIB: Agreement of Limited Partnership dated May 6, 1998. Each of the Partnership Agreements contains provisions restricting the sale of the Lock-Up Shares (other than the Post-Closing Shares) which were in addition to the restrictions set forth in the Registration Rights Agreement (such provisions, together with those contained in the Registration Rights Agreement, are collectively referred to as the "Original Lock-Up Provisions").


909269.5

          The Original Lock-Up Provisions have expired or will shortly expire in accordance with their terms.

          On or prior to the date of this Agreement, the Partnerships have distributed all Lock-Up Shares (other than the Post-Closing Shares which were previously held by the applicable Shareholder) to the Shareholders in accordance with the respective Partnership Agreements.

          On or prior to the date of this Agreement, the Company has filed a shelf registration statement in accordance with the Registration Rights Agreements to permit the resale of the Lock-Up Shares (other than the Post-Closing Shares) (the "Shelf Registration"). If the Shelf Registration has not been declared effective by the Securities and Exchange Commission ("SEC") within the time period set forth in this Agreement, the Lock-Up shall expire.

          The Shareholders and the Company agree that it is in their mutual best interests to be bound by a new lock-up on the terms set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Lock-Up Agreement. Subject to the terms of this Agreement, each Shareholder agrees that it will not sell, assign, pledge or otherwise transfer ("Transfer") its Lock-Up Shares until December 28, 2000 (the "Lock-Up").

          2. Permitted Transfers. The Lock-Up shall not apply to (i) a Transfer of the Lock-Up Shares to a Permitted Transferee or (ii) a bona fide pledge of the Lock-Up Shares (each a "Permitted Transfer"). For purposes of this Agreement, the term "Permitted Transferee" means (i) any partner or other equity owner of a Shareholder; (ii) any equity owner of any partner or other equity owner of a Shareholder; (iii) members of the Immediate Family (as defined below) of any equity owner of a Shareholder (or any equity thereof) and trusts for the benefit of one or more members of the Immediate Family of a Shareholder (or any equity owner thereof) created for estate and/or gift tax purposes and/or (iv) any public charity, public foundation or charitable institution as defined in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, the term "Immediate Family" means, with respect to any natural person, such natural person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law. A Permitted Transfer shall not be deemed effective, and the Company may issue stop transfer instructions to its transfer agent in connection with a purported Transfer of the Lock-Up Shares, unless and until the transferor shall give the Company written notice stating the name and address of the transferee and identifying the securities which are being Transferred and the Company shall have received the written

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                                        2
agreement of the transferee to be bound by the terms of this Agreement as if an original signatory hereto.

          3. Release Events. Without the need for further documentation, if any of the following events shall occur (x) the Lock-Up shall expire and (y) in the case of clause (viii) only, this Agreement shall automatically terminate:

            (i) both Ross Dworman and Kenneth F. Bernstein are not executive officers of the Company and spending a substantial portion of their time on the management of the Company;

            (ii) a tender offer (other than a Company Tender Offer (defined below)) is initiated for the Shares;

            (iii) the Shares have been suspended from trading or have been delisted;

            (iv) either Ross Dworman or Kenneth F. Bernstein are the subject of a governmental investigation required to be disclosed pursuant to Item 401(f)(2) through (6) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the occurrence of a bankruptcy with respect to the Company;

            (v) either Ross Dworman or Kenneth F. Bernstein is not a member of the board of trustees of the Company;

            (vi) either Ross Dworman or Kenneth F. Bernstein has, as a result of a voluntary decision, ceased to be an executive officer of the Company who spends a substantial portion of his time on the management of the Company;

            (vii) the Shelf Registration has not been declared effective by the SEC on or before May 1, 2000; or

            (viii) Shareholders holding a majority of the Lock-Up Shares (excluding any Lock-Up Shares held by RDNY or any of its Permitted Transferees) vote to terminate this Agreement; provided, however, that neither RDNY nor any of its Permitted Transferees shall be entitled to vote its Lock-Up Shares in connection with such vote.

          4. Company Tender Offer. The Shareholders agree not to tender their Lock-Up Shares (or any other Shares they hold) to the Company (or its affiliates) in connection

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                                        3
with any tender offer by the Company (or its affiliates) for the Company's Shares which commences at any time prior to December 28, 2000 (a "Company Tender Offer").

          5. Miscellaneous.

          (a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with written confirmation by the sending machine or with telephone confirmation of receipt, addressed as follows:

             (i) If to Company:

                 Acadia Realty Trust
                 805 Third Avenue
                 New York, NY 10022
                 Attention: President

                 With copy to:

                 Acadia Realty Trust
                 20 Soundview Marketplace
                 Port Washington, NY 11050-2221
                 Attention: General Counsel

            (ii) If to a Shareholder, to the address
                 of such Shareholder appearing below
                 the Shareholder's signature on the
                 signature page hereof:

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Notices given hereunder shall be deemed received upon actual receipt thereof or, in the case of notice by mail, upon two days from the date notice is first deposited in the mail in the manner provided above

          (c) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon each Shareholder and his/its heirs, administrators, successors and assigns.


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                                        4

          (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (f) Entire Agreement; Amendments. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be amended or terminated other than with the consent of Shareholders holding a majority of the Lock-Up Shares (excluding any Lock-Up Shares held by RDNY or any of its Permitted Transferees); provided, however, that neither RDNY nor any of its Permitted Transferees shall be entitled to vote its Lock-Up Shares in connection with such vote.

          (g) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.




                            [Signature page follows]

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                                        5

          IN WITNESS WHEREOF, the parties executed and delivered this Agreement on the date first above written.


                      ACADIA REALTY TRUST


                      By:      /s/  Kenneth F. Bernstein
                               ---------------------------------------
                               Name:  Kenneth F. Bernstein
                               Title:  President


                      CARNEGIE CORPORATION OF NEW YORK


                      By:      /s/  D. Ellen Shuman
                               --------------------------------------
                               Name:  D. Ellen Shuman
                               Title:  Vice President and Chief
                                        Investment Officer

                      437 Madison Avenue
                      New York, NY 10022
                      Attn: D. Ellen Shuman, Vice President and Chief Investment Officer


                      FIVE ARROWS REALTY SECURITIES LLC


                      By:      /s/  Matthew W. Kaplan
                               -------------------------------------
                               Name:  Matthew W. Kaplan
                               Title:  Managing Director

                               c/o Rothschild Realty Inc.
                               1251 Avenue of the Americas
                               New York, NY 10020
                               Attn:  Matthew W. Kaplan, Sr. Vice President




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                                        6

                      HARVARD PRIVATE CAPITAL REALTY,
                      INC.


                      By:      /s/  William P. Douglas
                               ------------------------------------
                               Name:  William P. Douglas
                               Title:  Managing Director

                      600 Atlantic Avenue
                      Boston, Massachusetts  02210-2203
                      Attn:    Andrew DiMatteo, Vice President


                      HOWARD HUGHES MEDICAL INSTITUTE


                      By:      /s/  Mark A. Barnard
                               -----------------------------------
                               Name:  Mark A. Barnard
                               Title:  Director - Private Investments

                      4000 Jones Bridge Road
                      Chevy Chase, Maryland  20815-6789
                      Attn:    Mark Barnard, Director - Private
                               Investments


                      THE BOARD OF TRUSTEES OF THE
                      LELAND STANFORD JUNIOR UNIVERSITY


                      By:      /s/  Larry S. Owen
                               ------------------------------------
                               Name:  Larry S. Owen
                               Title:  Director of Real Estate Investments

                      Stanford Management Company
                      2770 Sand Hill Road
                      Menlo Park, California  94025
                      Attn:    Larry S. Owen, Director of Real Estate
                               Investments




909269.5
                                        7

                      THE VANDERBILT UNIVERSITY


                      By:      /s/  William T. Spitz
                               -----------------------------------
                               Name:  William T. Spitz
                               Title:  Treasurer

                      Office of the Treasurer
                      2100 West End Avenue, Suite 900
                      Nashville, Tennessee  37240
                      Attn:    William T. Spitz, Treasurer


                      TRW INVESTMENT MANAGEMENT
                      COMPANY

                      By: Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the TRW Master Trust (as directed by TRW Investment Management Co.), and not in its individual capacity


                               By:      /s/  Carole Bruno
                                        -----------------------------
                                        Name:  Carole Bruno
                                        Title:  Authorized Signatory

                      TRW Investment Management Company
                      1900 Richmond Road
                      Cleveland, Ohio  44124
                      Attn:    Brian S. Schneider, Senior Portfolio
                               Manager

                      The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.





909269.5
                                        8

                      YALE UNIVERSITY


                      By:      /s/  David F. Swensen
                               -------------------------------------
                               Name:  David F. Swensen
                               Title:  Chief Investment Officer

                      Yale Investments Office
                      230 Prospect Street
                      New Haven, CT 06511
                      Attn:    David Swensen, Chief Investment Officer


                      YALE UNIVERSITY RETIREMENT PLAN
                      FOR STAFF EMPLOYEES


                      By:      /s/  David C. Crawford
                               ------------------------------------
                               Name:  David C. Crawford
                               Title:  Senior Vice President

                      230 Prospect Street
                      New Haven, CT 06511
                      Attn:    Alan Forman, Director of Investments


                      RD NEW YORK VI, LLC


                      By:      /s/  Ross Dworman
                               ------------------------------------
                               Name:  Ross Dworman
                               Title:  Member

                      20 Soundview Marketplace
                      Port Washington, NY 11050





909269.5
                                        9


                                   SCHEDULE A

                                 Lock-Up Shares


Name                                                    Lock-Up Shares Held     Percentage Held1
----                                                    -------------------     ---------------
Carnegie Corporation of New York                               942,653              5.5691
Five Arrows Realty Securities LLC                            3,266,667             19.2991
Harvard Private Capital Realty, Inc.                         2,000,000             11.8157
Howard Hughes Medical Institute                              2,266,667             13.3912
The Board of Trustees of the Leland
Stanford Junior University                                   2,133,333             12.6035
The Vanderbilt University                                    1,346,647              7.9558
TRW Master Trust                                             1,200,000              7.0894
Yale University                                              3,366,616              19.8895
Yale University Retirement Plan for
Staff Employees                                                403,994              2.3867
RD New York VI, LLC                                            134,661                --
                                                               -------               ---
                  TOTALS                                    17,061,238            100.0000%
                                                            ==========            =========

--------
1    Percentages are calculated by excluding any Lock-Up Securities held by RDNY.



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                                       10